Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related prospectus of Nomura Holdings, Inc. and Nomura America Finance, LLC for the registration of senior debt securities of Nomura America Finance, LLC fully and unconditionally guaranteed by Nomura Holdings, Inc. and to the incorporation by reference therein of our reports (a) dated June 29, 2010, with respect to the consolidated financial statements of Nomura Holdings, Inc., and the effectiveness of internal control over financial reporting of Nomura Holdings, Inc., included in its Annual Report (Form 20-F) for the year ended March 31, 2010, filed with the Securities and Exchange Commission and (b) dated June 29, 2010 (except Note 22, as to which the date is September 30, 2010) with respect to the consolidated financial statements of Nomura Holdings, Inc., included in its Report of Foreign Private Issuer (Form 6-K) dated September 30, 2010, submitted to the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
September 30, 2010